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                               FIRST AMENDMENT TO
                    FIRST AMENDED AND RESTATED 1994 EMPLOYEE
                 RESTRICTED STOCK AND  RESTRICTED UNIT PLAN OF
                   CHARLES E. SMITH RESIDENTIAL REALTY, INC.



     THIS FIRST AMENDMENT TO FIRST AMENDED AND RESTATED 1994 EMPLOYEE RESTRICTED STOCK AND RESTRICTED UNIT PLAN, dated as of October 25, 1999, is entered into by and among Charles E. Smith Residential Realty, Inc., a Maryland corporation, for itself and as general partner of Charles E. Smith Residential Realty L.P. (together the "Company"), and Smith Realty Company, Consolidated Engineering Services, Inc., and Smith Management Construction, Inc. (collectively, the "Operating Subsidiaries").

     WHEREAS, the 1994 Employee Restricted Stock and Restricted Unit Plan (the "Plan") was duly adopted by the Board of Directors of Charles E. Smith Residential Realty, Inc., on June 13, 1994, by the stockholders of Charles E. Smith Residential Realty, Inc., on June 17, 1994, by the Board of Directors of Charles E. Smith Residential Realty, Inc., acting in its capacity as the general partner of Charles E. Smith Residential Realty L.P. on June 13, 1994, by the partners of Charles E. Smith Residential Realty L.P. on June 17, 1994, and by the Boards of Directors of the Operating Subsidiaries on June 23, 1994, and the Plan, together with the 1994 Employee Stock and Unit Option Plan and Directors Stock Option Plan, was incorporated in a filing on Form S-8 with the Securities and Exchange Commission (the "SEC"), which became effective on August 8, 1994;

     WHEREAS, the Company did adopt the Plan for the benefit of their employees and the employees of Smith Realty Company (formerly Smith Property Management, Inc.), Consolidated Engineering Services, Inc., and Smith Management Construction, Inc.;

     WHEREAS, the Board of Directors believes that it would be in the best interests of the Company to amend Sections 2.11, 3.1, 3.2 and 10.2 of the Plan to revise the method by which the value of each share of Stock (as defined in the Plan) subject to the Plan is determined and to facilitate the administration of the Plan; and

     WHEREAS, the Board of Directors of the Company did approve such amendments at a meeting of the Board of Directors held on October 25, 1999.

     NOW, THEREFORE, in consideration of the premises herein set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby amend the Plan, as follows:

     1. Section 2.11 of the Plan is hereby amended so that the first sentence of Section 2.11 shall read as follows:

          "2.11 'Fair Market Value' means the value of each share of Stock subject to the Plan determined as follows: if on the Grant Date or other

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       determination date the shares of Stock are listed on an established national or regional stock exchange, are admitted to quotation on the National Association of Securities Dealers Automated Quotation System, or are publicly traded on an established securities market, the Fair Market Value of the shares of Stock shall be the closing price of the shares of Stock on such exchange or in such market (the highest such closing price if there is more than one exchange or market) on the Grant Date (or, if the Grant Date is not a trading day, the trading day immediately preceding the Grant Date) or such other determination date (or if there is no such reported closing price, the Fair Market Value shall be the mean between the highest bid and lowest asked prices or between the high and low sales prices on the Grant Date or such preceding trading day) or, if no sale of the shares of Stock is reported for the Grant Date or such preceding trading day, on the next preceding day on which any sale shall have been reported."

     2. Section 3.1 of the Plan is hereby amended by deleting the second sentence of Section 3.1 in its entirety, so that such Section 3.1 now reads as follows:

          "3.1  Company Plan.  The Company Plan shall be administered by the
                ------------
       Company Committee. The Company Committee shall have such powers and authorities related to the administration of the Company Plan as are consistent with the Company's articles of incorporation and by-laws and with applicable law. The Company Committee shall have the full power and authority (subject to any restrictions imposed by the Board of Directors of the Company, the Company's articles of incorporation or by-laws or applicable law) to take all actions and to make all determinations required or provided for under the Company Plan, any Incentive Award granted by the Company Committee under the Company Plan and any Agreement entered into in connection therewith and shall have the full power and authority to take all such other actions and determinations not inconsistent with the specific terms and provisions of the Company Plan that the Company Committee deems to be necessary or appropriate to the administration of the Company Plan, any Incentive Award granted by the Company Committee under the Company Plan and any Agreement entered into in connection therewith. The interpretation and construction by the Company Committee of any provision of the Company Plan, any Incentive Award granted by the Company Committee under the Company Plan and any Agreement entered into in connection therewith shall be final and conclusive with respect to the Holder."


     3. Section 3.2 of the Plan is hereby amended by deleting the second sentence of Section 3.2 in its entirety, so that such Section 3.2 now reads as follows:

          "3.2  Operating Partnership Plan.  The Operating Partnership Plan
                --------------------------
       shall be administered by the Company Committee. The Company Committee shall have the full power and authority (subject to any restrictions imposed
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       on such Committee by Section 3.1 hereof) to take all actions and to make all determinations required or provided for under the Operating Partnership Plan, any Incentive Award granted by the Company Committee under the Operating Partnership Plan and any Agreement entered into in connection therewith and shall have the full power and authority to take all such other actions and determinations not inconsistent with the specific terms and provisions of the Operating Partnership Plan that the Company Committee deems to be necessary or appropriate to the administration of the Operating Partnership Plan, any Incentive Award granted by the Company Committee under the Operating Partnership Plan and any Agreement entered into in connection therewith. The interpretation and construction by the Company Committee of any provision of the Operating Partnership Plan, any Incentive Award granted by the Company Committee under the Operating Partnership Plan and any Agreement entered into in connection therewith shall be final and conclusive with respect to the Holder."

     4. Section 10.2 of the Plan is hereby amended by amending Section 15.2 to read as follows:

          "10.2  Rule 16b-3.  To the extent any action by the Plan
                 ----------
       administrators does not comply with the requirements of Rule 16b-3, it shall be deemed inoperative, to the extent permitted by law and deemed advisable by the Plan administrators, and shall not affect the validity of the Plan. In the event Rule 16b-3 is revised or replaced, the Board of Directors of the Company may exercise discretion to modify this Plan in any respect necessary to satisfy the requirements of the revised exemption or its replacement."

     5. All capitalized terms used in this First Amendment and not otherwise defined shall have the meanings assigned to them in the Plan. Except as modified herein, all terms and conditions of the Plan shall remain in full force and effect, which terms and conditions the parties hereto ratify and affirm.

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     IN WITNESS WHEREOF, the undersigned have executed this FIRST AMENDMENT TO
FIRST AMENDED AND RESTATED 1994 EMPLOYEE RESTRICTED STOCK AND RESTRICTED UNIT PLAN as of the date first above written.


                         CHARLES E. SMITH RESIDENTIAL REALTY, INC., for itself and as general partner of Charles E. Smith Residential Realty L.P.


                         BY:  /s/ Ernest A. Gerardi, Jr.
                             -----------------------------------------
                             Ernest A. Gerardi, Jr., President


This First Amendment to the Plan was duly adopted and approved by the Board of Directors of the Company at a meeting of the Board of Directors held on October 25, 1999.


                           /s/ Robert D. Zimet
                          ------------------------------------------
                          Robert D. Zimet
                          Secretary of the Company